   As filed with the Securities and Exchange Commission on December 11, 1996

                                                       Registration No. 33-80683
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 -------------

                               FORE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                   DELAWARE                               25-1628117
         (State or other jurisdiction                  (I.R.S. Employer
      of incorporation or organization)              Identification No.)


                              174 THORN HILL ROAD
                      WARRENDALE, PENNSYLVANIA 15086-7535
                                 (412) 772-6600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 -------------

                                 ERIC C. COOPER
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                               FORE SYSTEMS, INC.
                              174 THORN HILL ROAD
                      WARRENDALE, PENNSYLVANIA 15086-7586
                                 (412) 772-6600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                            CHRISTOPHER H. GEBHARDT
                               CORPORATE COUNSEL
                               FORE SYSTEMS, INC.
                              174 THORN HILL ROAD
                      WARRENDALE, PENNSYLVANIA 15086-7586
                                 (412) 933-8119

     Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                                    ----------

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  -----------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 -------------

================================================================================

                 SUBJECT TO COMPLETION, DATED DECEMBER 11, 1996

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY
     OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL
     OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE
 WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES
                               LAWS OF ANY STATE.


                               FORE SYSTEMS, INC.
                                 744,810 SHARES
                                  COMMON STOCK
                           (par value $.01 per share)

                            -----------------------

         The common stock, par value $.01 per share ("Common Stock"), of FORE Systems, Inc. (the "Company") is quoted on the Nasdaq National Market. The last reported sale price of the Common Stock on the Nasdaq National Market on December 9, 1996 was $39 per share. All share numbers stated herein reflect the number of shares of the Company's Common Stock held in the aggregate by the Selling Stockholders (as defined below) and by each Selling Stockholder as of January 23, 1996, the effective date (the "Effective Date") of the Registration Statement (as defined below) of which this Prospectus forms a part, and have been retroactively adjusted to give effect to a two-for-one Common Stock split in the form of a Common Stock dividend paid on June 3, 1996. A portion of such Shares may have been sold by each Selling Stockholder subsequent to the Effective Date.

                            -----------------------

         SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

                            -----------------------

          This Prospectus relates to an aggregate of 744,810 shares of Common Stock (the "Shares"), of which (i) 268,508 shares were held of record by Bessemer Venture Partners III L.P. ("Bessemer") as of the Effective Date, (ii) 86,446 shares were held of record by Fred Sepah as of the Effective Date, 86,446 shares were held of record by Nasser Hiekali as of the Effective Date, 86,446 shares were held of record by Himanshu Vaishnav as of the Effective Date and 86,446 shares were held of record by Steve Krichman as of the Effective Date,
(iii) 54,922 shares were held of record by California Micro Devices Corporation ("CMD") as of the Effective Date, (iv) an aggregate of 48,150 shares were held of record as of the Effective Date by BVP III Special Situations L.P., William
T. Burgin, G. Felda Hardymon, Michael I. Barach, Christopher Gabrieli, Quentin Corporation, Richard R. Davis, Neill H. Brownstein, Bradford Mills, David J. Cowan, Belisarius Corporation, Barbara M. Henagan, Robert H. Buescher, Robi L. Soni, Gautam A. Prakash, John K. Rodakis, Gabrieli Family Foundation, Thomas F. Ruhm, Adam P. Godfrey, Rodney A. Cohen and WS Investment Company '95B (collectively, the "Investors") and (v) 27,446 shares are held of record by Robert W. Coltun. Bessemer has indicated its intention to distribute an aggregate of 26,852 of the shares held of record by it as of the Effective Date to Bessemer Ventures, Inc. and the Investors other than WS Investment Company `95B. Bessemer, Fred Sepah, Nasser Hiekali, Himanshu Vaishnav, Steve Krichman, CMD, the Investors, Bessemer Ventures, Inc. and Robert W. Coltun are referred to herein collectively as the "Selling Stockholders." The purpose of this Prospectus is to permit the Selling Stockholders, if they desire, to dispose of some or all of the Shares at such times and at such prices as they choose, whether such sales will be made and the timing and amount of any sale is within the sole discretion of each Selling Stockholder. The Company has been advised that any sales of shares will be effected in open market or privately negotiated transactions. See "Plan of Distribution."

          Of the 744,810 shares offered hereby, an aggregate of 717,364 shares were acquired by Bessemer, Fred Sepah, Nasser Hiekali, Himanshu Vaishnav, Steve Krichman, CMD and the Investors in connection with the merger, effective November 17, 1995, of Benjamin Acquisition Corporation ("Benjamin"), a wholly owned subsidiary of the Company, with and into CellAccess Technology, Inc. ("CAT"). The balance of 27,446 shares offered hereby were acquired by Robert W. Coltun on April 14, 1995 in connection with the exchange of all the issued and outstanding shares of capital stock of RainbowBridge Communications, Inc. ("RainbowBridge") for shares of Common Stock.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

               The date of this Prospectus is December __ , 1996.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

         The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement or other document are summaries which are not necessarily complete and in each instance reference is made to the copy of such agreement or other document filed as an exhibit to the Registration Statement, each such statement herein being qualified in all respects by such reference. Such additional information may be obtained from the Commission's principal office in Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statement. In addition, reports, proxy statements, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, the Company's Report on Form 10-C dated June 13, 1996 and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act are hereby incorporated by reference in this Prospectus. All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering described herein shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy (without certain exhibits) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be directed to Investor Relations, FORE Systems, Inc., 174 Thorn Hill Road, Warrendale, Pennsylvania 15086-7586, telephone (412) 772-6600.

                                  RISK FACTORS

         Prospective investors should consider carefully the following factors, in addition to the other information contained in this Prospectus or incorporated herein by reference, in evaluating an investment in the shares of Common Stock offered hereby.

         The following risk factors, in addition to the risks described elsewhere in the reports and other filings incorporated herein by reference, as modified or superseded by documents that are subsequently filed and incorporated by reference herein, may cause actual results to differ materially from those in any forward-looking statements contained or incorporated by reference herein or which are contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 and Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as well as under the caption "Business - Strategy" in such Form 10-K and other such statements contained in the reports and other filings incorporated herein by reference or made in the future by the Company or its representatives:

SUBSTANTIAL DEPENDENCE ON ATM; EARLY STAGE OF MARKET DEVELOPMENT. Asynchronous Transfer Mode ("ATM") is an industry standard for high-speed local-area and wide-area networking. Although many network equipment suppliers have introduced or announced plans to introduce ATM-based products and several public carriers have implemented or announced plans to implement ATM services, the ATM market is still emerging and only a limited number of users have installed ATM networks. Sales of ATM networking products and related services are expected to continue to account for a substantial portion of the Company's revenue for the foreseeable future. The Company's business strategy is based on the belief that ATM will be the technology underlying switched enterprise-wide networks as well as the interactive broadband architecture of future network environments. Accordingly, the Company's business opportunities and results of operations will be dependent on continued growth and market acceptance of ATM technology and in the ability of the Company to offer products that provide a smooth and seamless migration path from existing networking technologies to ATM. In the event that networking products based on ATM fail to achieve broad commercial acceptance, the Company would be materially adversely affected.

MANAGEMENT OF GROWTH. The Company has experienced rapid growth, both in sales and in the number of its employees, which has placed and could continue to place a significant strain on its resources. Certain of the Company's senior management and other key employees have not had previous experience in managing a large company. The integration of ALANTEC Corporation, which was acquired by the Company in February 1996, in addition to the integration of five smaller companies, three of which were acquired during the 1996 fiscal year and two of which were acquired during the 1997 fiscal year, has required, and will continue for the foreseeable future to require, substantial attention from senior management and key employees of the Company. In addition, the Company may in the future acquire additional businesses, products or technologies. There can be no assurance that the Company will be able to manage its expansion or integrate the operations of any businesses, products or technologies it has acquired or may in the future acquire; the failure to do so could materially adversely affect the Company.

EVOLVING INDUSTRY STANDARDS AND RAPID TECHNOLOGICAL DEVELOPMENT. The markets for the Company's products are characterized by evolving industry standards and rapid technological development. The Company's success will depend, in part, upon its ability to influence the development of industry standards, to maintain its technological leadership, to enhance and expand its existing product offerings and to develop in a timely manner new products which achieve market acceptance. The Company believes that its ability to compete successfully is also dependent upon the continued compatibility and interoperability of its products with products and architectures offered by various vendors and on the timely development of industry standards. There can be no assurance that the Company will be able effectively to address the compatibility and interoperability issues raised by technological changes or that new industry standards will be developed in a timely manner. The Company would be materially adversely affected if it were to incur significant delays or be unsuccessful in developing new products or enhancements, if any such products or enhancements did not gain market acceptance, or if a delay in the creation of industry standards resulted in customers deciding not to deploy ATM in their networks or to delay such deployment. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products noncompetitive or obsolete.

DEPENDENCE ON KEY PERSONNEL. The Company's success to date has been significantly dependent on the contributions of its founders, Eric C. Cooper, Onat Menzilcioglu, Francois J. Bitz and Robert D. Sansom, and the loss of the services of one or more of them could have a material adverse effect on the Company. The Company's success also depends, to a significant extent, upon a number of other key employees. The loss of the services of one or more of these key employees also could have a material adverse effect on the Company. The Company believes that its future success will depend not merely on retaining its key personnel, but also upon its ability to attract and retain additional highly-skilled technical, managerial, manufacturing, sales and marketing personnel. Competition for such personnel is intense. There can be no assurance that the Company will be able to anticipate accurately, or to obtain, the personnel that it may require in the future. The failure to obtain needed personnel, when and as needed, could have a material adverse effect on the Company.

DEPENDENCE ON CUSTOMERS. Revenue from United States government agencies represented approximately 7%, 7% and 10% of the Company's revenue on a consolidated basis for the years ended March 31, 1996, 1995 and 1994, respectively. These United States government customers include more than twenty different agencies, each of which makes its own procurement decisions. These government customers may from time to time reduce their budgets and expenditures or cancel orders. In addition, current Congressional initiatives to balance the federal budget could curtail spending of government agencies in a manner which may lead such customers to reduce their expenditures for the Company's products. Reductions in sales to current customers, if not offset by sales to new or existing customers, could have a material adverse effect on the Company.

INTERNATIONAL SALES, REGULATORY STANDARDS AND CURRENCY EXCHANGE. International sales accounted for approximately 39% of the Company's revenue on a consolidated basis for the year ended March 31, 1996 and approximately 33% of the Company's revenue on a consolidated basis for the quarter ended September 30, 1996. The Company expects that international sales will continue to be a significant portion of its business as it seeks to expand its international presence. However, there can be no assurance that the Company's revenue from international sales will continue to increase in the future; a decline in international sales could have a material adverse effect on the Company. While the Company's current products are designed to meet relevant regulatory requirements of foreign markets in which they are sold, any inability to obtain any required foreign regulatory approvals on a timely basis could have a material adverse effect on the Company. Additionally, the Company's international business may be affected by changes in demand resulting from fluctuations in currency exchange rates and local purchasing practices, including seasonal fluctuations in demand and slower payment of invoices, as well as by risks such as increases in duty rates, difficulties in distribution and constraints upon international trade.

EFFECT OF ECONOMIC AND MARKET CONDITIONS. Sales of networking products fluctuate, from time to time, based on numerous factors, including customers' capital spending levels and general economic conditions. Future declines in networking product sales, as a result of general economic conditions or for any other reason, could have a material adverse effect on the Company.

LIMITED OPERATING HISTORY; POTENTIAL FLUCTUATIONS IN OPERATING RESULTS. The Company was founded in April 1990 and first shipped products in November 1991. Although the Company has historically experienced increasing sales, the Company may experience fluctuations in operating results in the future, both on an annual and a quarterly basis, caused by various factors, including general economic conditions, specific economic conditions in the computer networking industry, the size and timing of customer orders, the pattern and seasonality of customer purchasing cycles, the introduction of new products by the Company or its competitors, the mix of products sold and the mix of product channels through which products are sold. In addition, as a strategic response to a changing competitive environment, the Company may elect, from time to time, to make certain pricing, product or marketing decisions, and any such decisions could have a material adverse effect on its periodic results of operations, including revenue and profits from quarter to quarter.

POTENTIAL VOLATILITY OF STOCK PRICE. The market price of the Company's Common Stock has been and may continue to be volatile. Factors such as fluctuations in the Company's operating results, announcements of technological innovations or new products by the Company or its competitors, developments with respect to patents or proprietary rights, changes in financial estimates by, or expectations or recommendations of, securities analysts, general market conditions and sales of substantial amounts of the Company's Common Stock in the public market, or the prospect of such sales, may have a significant effect on the market price of its Common Stock.

ANTITAKEOVER EFFECT OF CERTAIN CHARTER, BY-LAW AND OTHER PROVISIONS. Certain provisions of the Company's Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws and Delaware law could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. Certain of such provisions allow the Company to issue preferred stock with rights senior to those of the Common Stock and impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions.

                                USE OF PROCEEDS

         The Company will not derive any proceeds from the sale of any of the Shares offered hereby.

                            THE SELLING STOCKHOLDERS

         Of the 744,810 shares offered hereby, an aggregate of 717,364 shares were acquired by the Selling Stockholders other than Robert W. Coltun in connection with the merger, effective November 17, 1995, of Benjamin, a wholly owned subsidiary of the Company, with and into CAT (the "CAT Merger") pursuant to an Agreement and Plan of Reorganization, dated as of November 13, 1995, by and among the Company, Benjamin, CAT, Fred Sepah, Nasser Hiekali, Himanshu Vaishnav and Steve Krichman (the "CAT Agreement") or, as to 18,844 shares offered hereby by Bessemer Ventures, Inc. and 8,008 of the shares offered hereby by the Investors other than WS Investment Company `95B, through a partnership distribution of shares received by Bessemer in connection with the CAT Merger. Prior to the CAT Merger, Fred Sepah, Himanshu Vaishnav and David
J. Cowan, the nominee of Bessemer, were directors of CAT. Fred Sepah served as CAT's President and Chief Technical Officer, Himanshu Vaishnav served as CAT's Executive Vice President Marketing and Sales and Chief Financial Officer and Nasser Hiekali and Steve Krichman served as CAT's director of hardware development and CAT's director of software development, respectively. Bessemer, Fred Sepah, Nasser Hiekali, Himanshu Vaishnav and Steve Krichman were the holders of all the Common Stock of CAT outstanding immediately prior to the effective time of the CAT Merger, and Bessemer was the holder of 647,937 shares of the Series A Preferred Stock of CAT which represented approximately 58% of the Series A Preferred Stock of CAT outstanding immediately prior to the effective time of the CAT Merger. As of December 19, 1995, the number of shares of Common Stock held by each of Bessemer, Fred Sepah, Nasser Hiekali, Himanshu Vaishnav, Steve Krichman and David J. Cowan was 268,508, 259,342, 259,342, 259,342, 259,342 and 1,848, respectively. Assuming that all shares offered by them hereby are sold, the number of shares owned by each of Bessemer, Fred Sepah, Nasser Hiekali, Himanshu Vaishnav, Steve Krichman and David J. Cowan will be 0, 172,896, 172,896, 172,896, 172,896 and 0, respectively.

         The balance of 27,446 Shares offered hereby were acquired by Robert W. Coltun on April 14, 1995 in connection with the exchange of all the issued and outstanding shares of capital stock of RainbowBridge for shares of Common Stock (the "RBC Transaction") pursuant to a Share Exchange Agreement, dated as of March 31, 1995, by and among the Company, RainbowBridge, Robert W. Coltun and Eileen Coltun (the "RBC Agreement"). Robert W. Coltun was the holder of all the outstanding capital stock of RainbowBridge and received in exchange therefor 109,788 shares of Common Stock. Prior to the RBC Transaction, Robert W. Coltun served as the President and Treasurer of RainbowBridge. Assuming that all shares offered by him hereby are sold, Robert W. Coltun will own 54,894 shares of Common Stock.

         Pursuant to the terms of the CAT Agreement, the Company was obligated to file at its expense one registration statement on Form S-3 under the Securities Act and to use its best efforts to cause such registration statement to become effective and to remain current and effective for up to two (2) years following effectiveness so as to permit a public offering of all of the shares of Common Stock other than the Founder Restricted Registrable Shares (as defined below) issued by the Company in connection with the CAT Merger. The Registration Statement of which this Prospectus forms a part constituted such registration statement. In addition, pursuant to the terms of the CAT Agreement, the Company was obligated to file a registration statement on Form S-8 under the Securities Act (the "Form S-8 Registration Statement") and to use its best efforts to cause such registration statement to become effective and to remain current and effective for up to two years following effectiveness so as to permit a public offering of up to an aggregate of 691,584 additional shares of Common Stock (the "Founder Restricted Registrable Shares") held of record by Fred Sepah, Nasser Hiekali, Himanshu Vaishnav and Steve Krichman as of the Effective Date. The Form S-8 Registration Statement became effective on January 31, 1996 and Post-Effective Amendment No.1 thereto became effective on September 23, 1996.

         Pursuant to the terms of the RBC Agreement, Robert W. Coltun was entitled to require that the Company include up to 25% of the number of shares of Common Stock acquired by him in connection with the RBC Transaction in any registration statement filed by the Company on its behalf or on behalf of any of its securityholders on or before April 14, 1996. Robert W. Coltun exercised such right to require that the Company include 27,446 shares in the Registration Statement of which this Prospectus forms a part. The Company has agreed to indemnify Robert W. Coltun against certain liabilities in connection with the offering made hereby, including liabilities under the Securities Act.

                              PLAN OF DISTRIBUTION

         The purpose of this Prospectus is to permit the Selling Stockholders, if they desire, to dispose of some or all of the Shares at such times and at such prices as they choose. Whether sales of Shares will be made, and the timing and amount of any sale made, is within the sole discretion of the Selling Stockholders. The Company has been advised that the Selling Stockholders intend to make any sales of Shares in open-market transactions at prevailing market prices or in privately negotiated transactions (which may include a transaction with a market maker). Negotiated block transactions may be at prices which differ from prevailing prices as reported on the Nasdaq National Market. Usual and customary commissions or specially negotiated brokerage fees may be paid by the Selling Stockholders in connection with such sales.

                                    EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended March 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            VALIDITY OF COMMON STOCK

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania. As of December 9, 1996, Marlee S. Myers, a partner of Morgan, Lewis & Bockius, LLP, beneficially owned 4,000 shares of the Common Stock of the Company and held options to acquire up to 40,000 shares of the Company's Common Stock.

=============================================================

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                    --------------

                   TABLE OF CONTENTS

Available Information................................2
Incorporation of Certain Information
  by Reference.......................................2
Risk Factors.........................................3
Use of Proceeds......................................6
The Selling Stockholders.............................6
Plan of Distribution.................................6
Experts..............................................7
Validity of Common Stock.............................7

=============================================================

                     744,810 SHARES

                   FORE SYSTEMS, INC.

                      COMMON STOCK
               (PAR VALUE $.01 PER SHARE)

=============================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Following is an estimate of the expenses to be incurred in connection with the offering and sale of the securities being registered, other than selling commissions:

              SEC registration fee..................... $    6,967
              Blue Sky fees and expenses ..............      2,500
              Legal fees and expenses..................      3,750
              Miscellaneous............................      1,783
                                                        ----------
              Total.................................... $   15,000
                                                        ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Company's Amended and Restated Certificate of Incorporation, as amended, provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VII of the Company's Amended and Restated By-Laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VII further permits the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. The Company maintains directors' and officers' liability insurance.

ITEM 16.  EXHIBITS.

         The following exhibits are filed as part of this registration statement:


   EXHIBIT
   NUMBER                                         DESCRIPTION
-------------  ----------------------------------------------------------------------------------
     3.1       Amended and Restated Certificate of Incorporation, as amended
               (incorporated by reference to Exhibit 3.1 to FORE Systems, Inc.'s
               Form 10-K for the year ended March 31, 1996 (File No. 0-24156)).

     3.2       Amended and Restated By-laws of FORE Systems, Inc. (incorporated by reference to
               Exhibit 4.1 to FORE Systems, Inc.'s registration statement on Form S-8 (File No. 333-
               1728)).

     5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered (filed herewith).

    23.1       Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1).
    23.2       Consent of Price Waterhouse LLP (filed herewith).

    24.1       Power of Attorney.

ITEM 17.  UNDERTAKINGS.

         (1) The undersigned registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Warrendale, Commonwealth of Pennsylvania, on December 11, 1996.

                                        FORE Systems, Inc.

                                        By: /s/ Eric C. Cooper
                                            ---------------------------------
                                                Eric C. Cooper
                                                Chairman and Chief
                                                Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                       Capacity                                Date
       ---------                                       --------                                ----
/s/ Eric C. Cooper                    Chairman and Chief Executive Officer                    December 11, 1996
----------------------                (Principal Executive Officer) and a Director
Eric C. Cooper


          *                           President and a Director                                December 11, 1996
----------------------
Onat Menzilcioglu

          *                           Vice President, Finance, Chief Financial Officer and    December 11, 1996
----------------------                Treasurer (Principal Financial and Accounting
Thomas J. Gill                        Officer)


          *                           Vice President, Engineering, and a Director             December 11, 1996
----------------------
Francois J. Bitz

          *                           Vice President, Engineering, Secretary and a Director   December 11, 1996
----------------------
Robert D. Sansom

          *                           Director                                                December 11, 1996
----------------------
John C. Baker

          *                           Director                                                December 11, 1996
----------------------
Thomas J. Crotty


-------------------------

                  *   By:  /s/ Eric C. Cooper
                          ---------------------------------------------
                           Eric C. Cooper, Attorney in fact
                           pursuant to powers of attorney previosuly
                           filed as part of this Registration Statement

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                 DESCRIPTION
-----------    ---------------------------------------------------------------
    5.1        Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.

   23.1 Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1).

   23.2        Consent of Price Waterhouse LLP.